Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Momentus Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A common stock, $0.00001 par value per share	457(o)	-	-	-	-	-
	Equity	Preferred Stock, par value $0.00001 per shares	457(o)	-	-	-	-	-
	Debt	Debt Securities	457(o)	-	-	-	-	-
	Other	Warrants	457(o)	-	-	-	-	-
	Other	Units	457(o)	-	-	-	-	-
	Other	Unallocated (Universal) Shelf(2)	457(o)			$50,000,000.00	0.00015310	$7,655.00
	Total Offering Amounts					$50,000,000.00		$7,655.00
	Total Fee Previously Paid							-
	Total Fee Offsets							$7,655.00(3)
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Momentus Inc.	S-3	333-267230	September 1, 2022	-	$7,655.00 (3)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$148,645,923.97 (3)	$148,645,923.97 (3)	$18,540.00 (3)
Fee Offset Source	Momentus Inc.	S-3	333-267230	-	September 1, 2022	-	-	-	-	-	$18,540.00 (3)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.00001 per share (“Common Stock”), that become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)
There are being registered pursuant to the registration statement such indeterminate number of (a) shares of Common Stock, (b) shares of Preferred Stock, (c) warrants to purchase Common Stock or Preferred Stock of the Registrant, (d) subscription rights to purchase Common Stock, Preferred Stock, warrants or units consisting of some or all of these securities of the Registrant, and (e) units consisting of some or all of these securities, as may be offered from time to time pursuant to the prospectus contained in the Registration Statement with an aggregate initial offering price not to exceed $50,000,000, or the equivalent thereof in foreign currencies.

The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered under the Registration Statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

Any securities registered under the Registration Statement may be sold separately or as units with other securities registered under the Registration Statement.

(3)
On September 1, 2022, the Registrant filed a Registration Statement on Form S-3 (File No. 333-267230) (the “Prior Registration Statement”) with the SEC and paid a registration fee of $18,540.00. The Prior Registration expired on September 12, 2025. The Registrant sold an aggregate of $51,354,076.03 of such securities under the Prior Registration Statement, leaving the balance of $148,645,923.97 (the “Unsold Securities”) representing $7655.00 in registration fees, of such Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement.